Exhibit 99.1

Trinity Capital Inc. Announces Exemptive Relief for a Registered Investment Adviser (“RIA”)

PHOENIX, December 14, 2022 /PRNewswire/ -- Trinity Capital Inc. (NASDAQ: TRIN, TRINL) ("Trinity" or the "Company"), a leading provider of diversified financial solutions to growth-stage companies, today announced it was granted exemptive relief from the SEC that permits the Company to organize, acquire and wholly own a portfolio company that intends to operate as an investment adviser registered under the Investment Advisers Act of 1940.

“Our RIA exemptive relief gives us an additional growth lever to pursue accretive investment opportunities,” said Kyle Brown, President and Chief Investment Officer at Trinity Capital. “This important milestone provides the opportunity to strengthen our investment platform, expand our portfolio and create even more value for our shareholders.”

About Trinity Capital Inc.

Trinity (Nasdaq: TRIN and TRINL), an internally managed business development company, is a leading provider of diversified financial solutions to growth-stage companies with institutional equity investors. Trinity Capital's investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans, equipment financings and equity-related investments. Trinity Capital believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience and track record in lending to growth-stage companies. For more information, please visit the Company's website at www.trinitycap.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Trinity undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact

Vibhor Garg

Managing Director, Marketing

Trinity Capital, Inc.

ir@trincapinvestment.com